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                                                                      EXHIBIT 21

                                 SUBSIDIARIES OF
                           THE COOPER COMPANIES, INC.
                             A DELAWARE CORPORATION

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                                                                           JURISDICTION OF
NAME                                                                         INCORPORATION
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
THE COOPER COMPANIES, INC.                                                       Delaware
CooperVision, Inc.                                                               New York
     CooperVision, LLC                                                           Delaware
     CooperVision Technology, Inc.                                               Delaware
     CooperVision International Holding Company, L.P.                            England
          CooperVision Canada Corp.                                              Canada
          Aspect Vision Holdings, Limited                                        England-Wales
            Aspect Vision Care Limited                                           England-Wales
               CooperVision Scandinavia Aktiebolag                               Sweden
            CooperVision Limited                                                 England-Wales
                Cooper Aspect Iberica SL                                         Spain
         Aspect Vision Italia s.r.l.                                             Italy
CooperSurgical, Inc.                                                             Delaware
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